EXHIBIT 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of James N. Sheehan, Roland G. Gentzler, and LaNell K. Sunde with full power to each to act without the other, his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of Hormel Foods Corporation (“Hormel”) for Hormel’s fiscal year ended October 26, 2008, and any or all amendments to said Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to file the same with such other authorities as necessary, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Jeffrey M. Ettinger	Chairman of the Board, President, Chief Executive	November 24, 2008
Jeffrey M. Ettinger	Officer and Director (Principal Executive Officer)

/s/ Jody H. Feragen	Senior Vice President, Chief Financial	November 24, 2008
Jody H. Feragen	Officer and Director (Principal Financial
and Accounting Officer)

/s/ Gary J. Ray	President, Protein Business Units and Director	November 24, 2008
Gary J. Ray

/s/ Terrell K. Crews	Director	November 24, 2008
Terrell K. Crews

/s/ Luella G. Goldberg	Director	November 24, 2008
Luella G. Goldberg

/s/ Susan I. Marvin	Director	November 24, 2008
Susan I. Marvin

/s/ John L. Morrison	Director	November 24, 2008
John L. Morrison

/s/ Elsa A. Murano	Director	November 24, 2008
Elsa A. Murano

/s/ Robert C. Nakasone	Director	November 24, 2008
Robert C. Nakasone

/s/ Ronald D. Pearson	Director	November 24, 2008
Ronald D. Pearson

/s/ Dakota A. Pippins	Director	November 24, 2008
Dakota A. Pippins

/s/ Dr. Hugh C. Smith	Director	November 24, 2008
Dr. Hugh C. Smith

/s/ John G. Turner	Director	November 24, 2008
John G. Turner